ACTEL CORPORATION Q2 2003 EARNINGS RELEASE


Contact:  Jon Anderson, Actel Corporation (408) 522-4445



For Release:  July 23, 2003 @ 1:00 P.M. PDT



                     ACTEL ANNOUNCES SECOND QUARTER RESULTS

     Sunnyvale, Calif. - Actel Corporation (NASDAQ: ACTL) today announced net revenues of $36.6 million for the second quarter of 2003, up 7 percent from both the second quarter of 2002 and the first quarter of 2003.



     Pro-forma net income, which excludes acquisition-related amortization and other non-operating charges, was $2.0 million for the second quarter of 2003, down 2 percent from the second quarter of 2002 and up 115 percent sequentially. Pro-forma earnings were $0.08 per diluted share, compared with $0.08 for the second quarter of 2002 and $0.04 for the first quarter of 2003.



     Including all amortization and other costs in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $1.4 million, or $0.05 per share, for the second quarter of 2003 compared with net income of $0.4 million, or $0.02 per share, for the second quarter of 2002 and net income of $0.2 million, or $0.01 per share, for the first quarter of 2003.



     Gross margin was 60.2 percent for the second  quarter of 2003 compared with
62.2 percent for the second quarter of 2002 and 57.1 percent for the first quarter of 2003.



     During the second quarter, Actel:



     o Unveiled its next-generation, radiation-tolerant RTAX-S field-programmable gate array (FPGA) offerings. The family will feature densities of up to 2-million equivalent system gates (approximately 250,000 ASIC equivalent gates), hardened registers that offer practical single-event upset (SEU) immunity, and usable error-corrected onboard RAM.



     o Announced the production qualification of its AX1000, AX500, AX250, and AX125 FPGAs, the first four members of the company's high-performance Axcelerator family.



     John East, president and CEO, stated, "We're pleased to post our third consecutive quarter of sequential revenue growth. Continued acceptance by customers of our flash families and increased design activity for the sixth straight quarter bode well for the future."



Business Outlook - September 2003 Quarter

     The company believes that third quarter revenues will grow in the mid single digit range. Gross margin is expected to be about 60%. Operating expenses are anticipated to come in at approximately $21.4 million. Other income will be about $0.7 million. The tax rate for the quarter is expected to be about 7%. Share count is expected to be approximately 26.4 million shares.



     A conference call to discuss second quarter results will be held today at 2:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel's web site, www.actel.com. In addition, the company expects to issue a press release providing a financial update during the second week of September. A recorded message with the update information will also be available at 650.318.7500.



     Actel Corporation is a supplier of innovative programmable logic solutions, including FPGAs based on antifuse and flash technologies, high-performance intellectual property (IP) cores, software development tools and design services, targeted for the high-speed communications, application-specific integrated circuit (ASIC) replacement and radiation-tolerant markets. Founded in 1985, Actel employs approximately 500 people worldwide. The Company is traded on the Nasdaq National Market under the symbol ACTL and is headquartered at 955 East Arques Avenue, Sunnyvale, Calif., 94086-4533. Telephone: 888-99-ACTEL (992-2835). Internet: http://www.actel.com.



     The statements under the heading "Business Outlook - September 2003 Quarter" are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the "Risk Factors" in Actel's most recent Forms 10-K and 10-Q. Actel's quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel's stock to decline significantly.



Editor's Note: The Actel name and logo are trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.


                                     --30--

                                ACTEL CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
               (unaudited, in thousands except per share amounts)



                                                             Three Months Ended                  Six Months Ended
                                                   ---------------------------------------   -------------------------
                                                       Jul. 6,       Jul. 7,       Apr. 6,       Jul. 6,       Jul. 7,
                                                        2003          2002          2003          2003          2002
                                                   ----------    ----------    ----------    ----------    -----------
Net revenues................................       $   36,609    $   34,293    $   34,341    $   70,950    $   67,353
Costs and expenses:
   Cost of revenues.........................           14,584        12,956        14,729        29,313        25,740
   Research and development.................            9,851         9,902         9,513        19,364        19,639
   Selling, general, and
      administrative........................           11,070        11,036        11,032        22,102        21,747
   Amortization of goodwill and
      other acquisition-related
      intangibles...........................              663           681           681         1,344         1,362
                                                   ----------    ----------    ----------    ----------    ----------
         Total costs and expenses...........           36,168        34,575        35,955        72,123        68,488
                                                   ----------    ----------    ----------    ----------    ----------
Income (loss) from operations...............              441          (282)       (1,614)       (1,173)       (1,135)
Interest income and other, net..............              815           803           992         1,807         2,168
                                                   ----------    ----------    ----------    ----------    ----------
Income (loss) before tax (benefit) provision            1,256           521          (622)          634         1,033
Tax (benefit) provision.....................             (130)          117          (853)         (983)          234
                                                   ----------    ----------    ----------    ----------    ----------
Net income..................................       $    1,386    $      404    $      231    $    1,617    $      799
                                                   ==========    ==========    ==========    ==========    ==========

Net income per share:
   Basic....................................       $     0.06    $     0.02    $     0.01    $     0.07    $     0.03
                                                   ==========    ==========    ==========    ==========    ==========
   Diluted..................................       $     0.05    $     0.02    $     0.01    $     0.06    $     0.03
                                                   ==========    ==========    ==========    ==========    ==========

Shares used in computing net income per share:
   Basic....................................           24,550        24,382        24,338        24,444        24,276
                                                   ==========    ==========    ==========    ==========    ==========
   Diluted..................................           25,776        26,036        25,087        25,453        25,676
                                                   ==========    ==========    ==========    ==========    ==========

                                ACTEL CORPORATION

                              PRO-FORMA INFORMATION
                   EXCLUDING ACQUISITION-RELATED AMORTIZATION
                                 AND OTHER ITEMS
                    (in thousands, except per share amounts)

     The following Pro-Forma supplemental information adjusts for the effect of acquisition-related amortization and other non-operating items. Not all acquisition-related amortization charges are deductible for income tax purposes. The tax implications of these items have been included in the determination of pro forma net income. This pro forma information is not prepared in accordance with generally accepted accounting principles (GAAP).

                                                             Three Months Ended                  Six Months Ended
                                                   ---------------------------------------   -------------------------
                                                      Jul. 6,       Jul. 7,       Apr. 6,       Jul. 6,       Jul. 7,
                                                       2003          2002          2003          2003          2002
                                                   ----------    ----------    ----------    ----------    -----------
Pro-Forma operating costs and expenses......       $   20,921    $   20,938    $   20,545    $   41,466    $   41,386
Pro-Forma operating income (loss)...........       $    1,104    $      399    $     (933)   $      171    $      227
Pro-Forma net income........................       $    1,958    $    1,992    $      912    $    2,870    $    3,176
Pro-Forma basic earnings per share..........       $     0.08    $     0.08    $     0.04    $     0.12    $     0.13
Pro-Forma diluted earnings per share........       $     0.08    $     0.08    $     0.04    $     0.11    $     0.12


                        PRO-FORMA TO GAAP RECONCILIATION
                            (unaudited, in thousands)

                                                             Three Months Ended                  Six Months Ended
                                                   ---------------------------------------   -------------------------
                                                      Jul. 6,       Jul. 7,       Apr. 6,       Jul. 6,       Jul. 7,
                                                       2003          2002          2003          2003          2002
                                                   ----------    ----------    ----------    ----------    -----------
Pro-Forma net income........................       $    1,958    $    1,992    $      912    $    2,870    $    3,176
Amortization of goodwill and other
   acquisition-related intangibles..........             (663)         (681)         (681)       (1,344)       (1,362)
Gains (losses) on sales and write-downs of
   strategic equity investments, net of tax.               91          (907)            -            91        (1,015)
                                                   ----------    ----------    ----------    ----------    ----------
GAAP net income.............................       $    1,386    $      404    $      231    $    1,617    $      799
                                                   ==========    ==========    ==========    ==========    ==========

                                ACTEL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                                                                Jul. 6,       Jan. 5,
                                                                                                 2003          2003
                                     ASSETS

Current assets:
   Cash and cash equivalents...........................................................    $     13,257  $     18,207
   Short-term investments..............................................................         128,391       115,622
   Accounts receivable, net............................................................          21,178        17,615
   Inventories, net....................................................................          31,443        34,591
   Deferred income taxes and other current assets......................................          27,008        33,022
                                                                                           ------------  ------------
         Total current assets..........................................................         221,277       219,057
Property and equipment, net............................................................          16,924        16,204
Goodwill, net..........................................................................          32,142        32,142
Other assets, net......................................................................          25,907        25,918
                                                                                           ------------  ------------
                                                                                           $    296,250  $    293,321
                                                                                           ============  ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable....................................................................    $      9,030  $     11,500
   Accrued salaries and employee benefits..............................................           5,611         7,280
   Other accrued liabilities...........................................................           3,717         3,879
   Deferred income on shipments to distributors .......................................          26,284        26,459
                                                                                           ------------  ------------
         Total current liabilities.....................................................          44,642        49,118
Deferred compensation plan liability...................................................           2,267         1,889
                                                                                           ------------  ------------
         Total liabilities.............................................................          46,909        51,007
Shareholders' equity...................................................................         249,341       242,314
                                                                                           ------------  ------------
                                                                                           $    296,250  $    293,321
                                                                                           ============  ============